                                                            Exhibit 99.1
                   OCCUPATIONAL HEALTH + REHABILITATION INC

                                1998 STOCK PLAN



SECTION 1.  PURPOSE
---------   -------

          The purpose of the 1998 Stock Plan (the "Plan") is to secure for Occupational Health + Rehabilitation Inc (the "Company"), its parent (if any) and any subsidiaries of the Company (collectively the "Related Companies") the benefits arising from capital stock ownership by those employees, directors, officers and consultants of the Company and any Related Companies who will be responsible for the Company's future growth and continued success.

          The Plan will provide a means whereby (a) employees of the Company and any Related Companies may purchase stock in the Company pursuant to options which qualify as "incentive stock options" ("Incentive Stock Options") under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (b) directors, employees and consultants of the Company and any Related Companies may purchase stock in the Company pursuant to options granted hereunder which do not qualify as Incentive Stock Options ("Non-Qualified Option" or "Non-Qualified Options"); (c) directors, employees and consultants of the Company and any Related Companies may be awarded stock in the Company ("Awards"); and (d) directors, employees and consultants of the Company and any Related Companies may receive stock appreciation rights ("SARs"). Both Incentive Stock Options and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" as those terms are defined in Section 424 of the Code. Options, Awards and SARs are referred to hereafter individually as a "Plan Benefit" and collectively as "Plan Benefits." Directors, employees and consultants of the Company and any Related Companies are referred to herein as "Participants."


SECTION 2.  ADMINISTRATION
---------   --------------

          2.1  BOARD OF DIRECTORS AND THE COMMITTEE.  The Plan will be
               ------------------------------------
administered by the Board of Directors of the Company whose construction and interpretation of the terms and provisions hereof shall be final and conclusive. Any director to whom a Plan Benefit is awarded shall be ineligible to vote upon his or her Plan Benefit, but Plan Benefits may be granted to any such director by a vote of the remainder of the directors, except as limited below. The Board of Directors may in its sole discretion grant Options, issue shares upon exercise of such Options, grant Awards and grant SARs all as provided in the Plan. The Board of Directors shall have authority, subject to the express provisions of the Plan, to construe the Plan and its related agreements, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Option, Award and SAR agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board of Directors may delegate any or all of its powers under the Plan to a Compensation Committee or other Committee (the "Committee") appointed by the Board of Directors consisting of at least two members of the Board of Directors. If Plan Benefits are to be approved solely by a Committee, the members of the Committee shall at all times be: (i) "outside directors" as that term is defined in Treas. Reg. (S)1.162-27(e)(3) (or any successor regulation); and (ii) "non-employee directors" within the meaning of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such terms are interpreted from time to time. If the Committee is so appointed, all references to the Board of Directors herein shall mean and relate to such Committee, unless the context otherwise requires.

          2.2  COMPLIANCE WITH SECTION 162(m) OF THE CODE.  Section 162(m) of
               ------------------------------------------
the Code generally limits the tax deductibility to publicly held companies of compensation in excess of $1,000,000 paid to certain "covered employees" ("Covered Employees"). It is the Company's intention to preserve the deductibility of such compensation to the extent it is reasonably practicable and to the extent it is consistent with the Company's compensation objectives. For purposes of this Plan, Covered Employees of the Company shall be those employees of the Company described in Section 162(m)(3) of the Code.


SECTION 3.  ELIGIBILITY
---------   -----------

          3.1  INCENTIVE STOCK OPTIONS.  Participants who are employees shall be
               -----------------------
eligible to receive Incentive Stock Options pursuant to the Plan; provided that no person shall be granted any Incentive Stock Option under the Plan who, at the time such Option is granted, owns, directly or indirectly, Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Related Companies, unless the requirements of Section 6.6(b) hereof are satisfied. In determining whether this 10% threshold has been reached, the stock attribution rules of Section 424(d) of the Code shall apply. Directors who are not regular employees are not eligible to receive Incentive Stock Options.

          3.2  NON-QUALIFIED OPTIONS, AWARDS AND SARs.  Non-Qualified Options,
               --------------------------------------
Awards and SARs may be granted to any Participant.

          3.3  GENERALLY.  The Board of Directors may take into consideration a
               ---------
Participant's individual circumstances in determining whether to grant an Incentive Stock Option, a Non-Qualified Option, an Award or an SAR. Granting of any Option, Award or SAR for any individual shall neither entitle that individual to, nor disqualify that individual from, participation in any other grant of Plan Benefits.


SECTION 4.  STOCK SUBJECT TO PLAN
---------   ---------------------

          Subject to adjustment as provided in Sections 10 and 11 hereof, the stock to be offered under the Plan shall consist of shares of the Company's Common Stock, $.001 par value, and the maximum number of shares which will be reserved for issuance, and in respect of which Plan Benefits may be granted pursuant to the provisions of the Plan, shall not exceed in the aggregate 150,000 shares. Such shares may be authorized and unissued shares, treasury shares or shares purchased on the open market. If an Option or SAR granted hereunder shall expire or terminate for any reason without having been exercised in full, or if the Company shall reacquire any unvested shares issued pursuant to Awards, the unpurchased shares subject thereto and any unvested shares so reacquired shall again be available for subsequent grants of Plan Benefits under the Plan. Stock issued pursuant to the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.


SECTION 5.  GRANTING OF OPTIONS, SARs AND AWARDS
---------   ------------------------------------

          Plan Benefits may be granted under the Plan at any time after January 16, 1998 (the date of approval of the Plan by the Board of Directors), subject to approval of the Plan by the stockholders of the Company, and prior to January 16, 2008; provided, however, that nothing in the Plan shall be construed to obligate the Company to grant Plan Benefits to a Participant or anyone claiming under or through a Participant. The date of grant of Plan Benefits under the Plan will be the date specified by the Board of Directors at the time the Board of Directors grants such Plan Benefits; provided, however, that such date shall not be prior to the date on which the Board of Directors takes such action. The Board of Directors shall have the right, with the consent of a Participant, to convert an Incentive Stock Option granted under the Plan to a Non-Qualified Option pursuant to Section 6.7. Plan Benefits may be granted alone or in addition to other grants under the Plan.


SECTION 6.  SPECIAL PROVISIONS APPLICABLE TO OPTIONS AND SARs
---------   -------------------------------------------------

6.1  PURCHASE PRICE AND SHARES SUBJECT TO OPTIONS AND SARs.
     -----------------------------------------------------

               (a) The purchase price per share of Common Stock deliverable upon the exercise of an Option shall be determined by the Board of Directors;

     provided,
     --------
     however, that (i) in the case of an Incentive Stock Option, the
     -------
     exercise price shall not be less than 100% of the fair market value of such Common Stock on the day the Option is granted (except as modified in Section 6.6(b) hereof), and (ii) in the case of a Non-Qualified Option, the exercise price shall not be less than 50% of the fair market value on the day such Option is granted.

               (b) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such Options,
     (ii) shares of Common Stock of the Company owned by the Participant having a fair market value equal in amount to the exercise price of the Options being exercised, or (iii) any combination of (i) and (ii). The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an Option shall be determined by the Board of Directors. The Board of Directors may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Board of Directors, and to use the proceeds from such sale as payment of the purchase price of such shares.

               (c) If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted (the "Determination Date") and shall mean (i) the average (on the Determination Date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such Common Stock is then traded on a national securities exchange; (ii) the last reported sale price (on the Determination Date) of the Common Stock on The Nasdaq Stock Market if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on the Determination Date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on The Nasdaq Stock Market. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Board of Directors after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

          (d) The maximum number of shares with respect to which Options or SARs may be granted to any employee, including any transactions contemplated by Treas. Reg. (S)1.162-27(e)(2)(vi), shall be limited to 100,000 shares in any calendar year.

          6.2  DURATION OF OPTIONS AND SARs.  Subject to Section 6.6(b) hereof,
               ----------------------------
each Option and SAR and all rights thereunder shall be expressed to expire on such date as the Board of Directors may determine, but in no event later than ten years from the day on which the Option or SAR is granted and shall be subject to earlier termination as provided herein.

          6.3  EXERCISE OF OPTIONS AND SARs.
               ----------------------------

               (a) Subject to Section 6.6(b) hereof, each Option and SAR granted under the Plan shall be exercisable at such time or times and during such period as shall be set forth in the instrument evidencing such Option or SAR, with vesting to occur in equal annual installations over a four-year period unless otherwise approved by the Board of Directors. To the extent that an Option or SAR is not exercised by a Participant when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be for less than ten (10) full shares of Common Stock (or its equivalent).

               (b) The Board of Directors shall have the right to accelerate the date of exercise of any installments of any Option or SAR; provided that the Board of Directors shall not accelerate the exercise date of any installment of any Option granted to a Participant as an Incentive Stock Option (and not previously converted into a Non-Qualified Option pursuant to Section 6.7) if such acceleration would violate the annual vesting limitation contained in Section 422(d)(1) of the Code, which provides generally that the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options granted to any Participant are exercisable for the first time by such Participant during any calendar year (under all plans of the Company and any Related Companies) shall not exceed $100,000.

          6.4  NONTRANSFERABILITY OF OPTIONS AND SARs.  No Option or SAR granted
               --------------------------------------
under the Plan shall be assignable or transferable by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, with respect to Non-Qualified Options and SARs, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules promulgated thereunder or unless the Participant's non-qualified stock option agreement granting such options (the "Non-Qualified Stock Option Agreement") or the Participant's SAR agreement granting such SARs (the "SAR Agreement") provides otherwise. Unless otherwise provided by the Non-Qualified Stock Option Agreement or the SAR Agreement, as applicable, during the life of the Participant, the Option or SAR shall be exercisable only by him or her. If any Participant should attempt to dispose of or encumber his or her Options or SARs, other than in accordance with the applicable terms of a Non-Qualified Stock Option Agreement or SAR Agreement, his or her interest in such Options or SARs shall terminate.

          6.5  EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH ON OPTIONS AND SARs.
               ----------------------------------------------------------------

               (a) If a Participant ceases to be employed by the Company or a Related Company for any reason, including retirement but other than death, any Option or SAR granted to such Participant under the Plan shall immediately terminate; provided, however, that any portion of such Option
                            --------  -------
     or SAR which was otherwise exercisable on the date of termination of the Participant's employment may be exercised within the three-month period following the date on which the Participant ceased to be so employed, but in no event after the expiration of the exercise period. Any such exercise may be made only to the extent of the number of shares subject to the Option or SAR which were purchasable or exercisable on the date of such termination of employment. If the Participant dies during such three-month period, the Option or SAR shall be exercisable by the Participant's personal representatives, heirs or legatees to the same extent and during the same period that the Participant could have exercised the Option or SAR on the date of his or her death.

               (b) If the Participant dies while an employee of the Company or any Related Company, any Option or SAR granted to such Participant under the Plan shall be exercisable by the Participant's personal representatives, heirs or legatees, for the purchase of or exercise relative to that number of shares and to the same extent that the Participant could have exercised the Option or SAR on the date of his or her death. The Option or SAR or any unexercised portion thereof shall terminate unless so exercised prior to the earlier of the expiration of six months from the date of such death or the expiration of the exercise period.

          6.6  DESIGNATION OF INCENTIVE STOCK OPTIONS; LIMITATIONS.  Options
               ---------------------------------------------------
granted under the Plan which are intended to be Incentive Stock Options qualifying under Section 422 of the Code shall be designated as Incentive Stock Options and shall be subject to the following additional terms and conditions:

               (a) Dollar Limitation.  The aggregate fair market value
                   -----------------
     (determined at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time during any calendar year by any person under the Plan (and all other incentive stock option plans of the Company and any Related Companies) shall not exceed $100,000. In the event that Section 422(d)(1) of the Code is amended to alter the limitation set forth therein so that following such amendment such limitation shall differ from the limitation set forth in this Section 6.6(a), the limitation of this Section 6.6(a) shall be automatically adjusted accordingly.

               (b) 10% Stockholder.  If any Participant to whom an Incentive
                   ---------------
     Stock Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Companies, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                    (i) The option price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock on the date of grant; and

                    (ii) The option exercise period shall not exceed five years from the date of grant.

     In determining whether the 10% threshold has been reached, the stock attribution rules of Section 424(d) of the Code shall apply.

               (c) Except as modified by the preceding provisions of this
     Section 6.6, all of the provisions of the Plan shall be applicable to Incentive Stock Options granted hereunder.


6.7  CONVERSION OF INCENTIVE STOCK OPTIONS INTO NON-QUALIFIED OPTIONS;
     -----------------------------------------------------------------
TERMINATION OF INCENTIVE STOCK OPTIONS.  The Board of Directors, at the written
--------------------------------------
request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the Participant is an employee of the Company or a Related Company at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Board of Directors (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board of Directors in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's Incentive Stock Options converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board of Directors takes appropriate action. The Board of Directors, with the consent of the Participant, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

          6.8  STOCK APPRECIATION RIGHTS.  An SAR is the right to receive,
               -------------------------
without payment, an amount equal to the excess, if any, of the fair market value of a share of Common Stock on the date of exercise over the grant price, which amount will be multiplied by the number of shares with respect to which the SARs shall have been exercised. The grant of SARs under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Board of Directors shall deem desirable:

          (a) Grant.  SARs may be granted in tandem with, in addition to or
              -----
completely independent of any Plan Benefit.

          (b) Grant Price.  The grant price of an SAR may be the fair market
              -----------
value of a share of Common Stock on the date of grant or such other price as the Board of Directors may determine.

          (c) Exercise.  An SAR may be exercised by a Participant in accordance
              --------
with procedures established by the Board of Directors or as otherwise provided in any agreement evidencing any SARs. The Board of Directors may provide that an SAR shall be automatically exercised on one or more specified dates.

          (d) Form of Payment.  Payment upon exercise of an SAR may be made in
              ---------------
cash, in shares of Common Stock or any combination thereof, as the Board of Directors shall determine, provided, however, that any SAR exercised upon or subsequent to the occurrence of a Change in Control (as defined in Section 11(a) hereof) shall be paid in cash.

          (e) Fair Market Value.  Fair market value shall be determined in
              -----------------
accordance with Section 6.1(c) with the "Determination Date" being determined by reference to the date of grant or the date of exercise of an SAR, as applicable.

          6.9  RIGHTS AS A STOCKHOLDER.  The holder of an Option or SAR shall
               -----------------------
have no rights as a stockholder with respect to any shares covered by the Option or SAR until the date of issue of a stock certificate to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

          6.10  SPECIAL PROVISIONS APPLICABLE TO NON-QUALIFIED OPTIONS AND SARs
                ---------------------------------------------------------------
GRANTED TO COVERED EMPLOYEES.  In order for the full value of Non-Qualified
----------------------------
Options or SARs granted to Covered Employees other than Non-Qualified Options or SARs granted pursuant to Section 8 hereof, to be deductible by the Company for federal income tax purposes, the Company may intend for such Non-Qualified Options or SARs to be treated as "qualified performance-based compensation" as described in Treas. Reg. (S)1.162-27(e) (or any successor regulation). In such case, Non-Qualified Options or SARs granted to Covered Employees shall be subject to the following additional requirements:

               (a) such options and rights shall be granted only by the Committee; and

               (b) the exercise price of such Options and the grant price of such SARs granted shall in no event be less than the fair market value of the Common Stock as of the date of grant of such Options or SARs.

SECTION 7.  SPECIAL PROVISIONS APPLICABLE TO AWARDS
---------   ---------------------------------------

          7.1  GRANTS OF AWARDS.  The Board of Directors may grant a Participant
               ----------------
an Award subject to such terms and conditions as the Board of Directors deems appropriate, including, without limitation, restrictions on the pledging, sale, assignment, transfer or other disposition of such shares and the requirement that the Participant forfeit all or a portion of such shares back to the Company upon termination of employment.

          7.2  CONDITIONS.  Approvals of Awards may be subject to the following
               ----------
 conditions:


               (a) Each Participant receiving an Award shall enter into an agreement (a "Stock Restriction Agreement") with the Company, if required by the Board of Directors, in a form specified by the Board of Directors agreeing to such terms and conditions of the Award as the Board of Directors deems appropriate.

               (b) Shares issued and transferred to a Participant pursuant to an Award may, if required by the Board of Directors, be deposited with the Treasurer or other officer of the Company designated by the Board of Directors to be held until the lapse of the restrictions upon such shares, and each Participant shall execute and deliver to the Company stock powers enabling the Company to exercise its rights hereunder.

               (c) Certificates for shares issued pursuant to an Award shall, if the Company shall deem it advisable, bear a legend to the effect that they are issued subject to specified restrictions.

               (d) Certificates representing the shares issued pursuant to an Award shall be registered in the name of the Participant and shall be owned by such Participant. Such Participant shall be the holder of record of such shares for all purposes, including voting and receipt of dividends paid with respect to such shares.

               (e) If required by the Board of Directors, no Participant receiving an Award shall make, in connection with such Award, the election permitted under Section 83(b) of the Code.

          7.3  NONTRANSFERABILITY.  Shares issued pursuant to an Award may not
               ------------------
be sold, assigned, transferred, alienated, commuted, anticipated, or otherwise disposed of (except, subject to the provisions of such Participant's Stock Restriction Agreement, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA or the rules promulgated thereunder), or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation, or be otherwise encumbered, and are not subject to attachment, garnishment, execution or other legal or equitable process, prior to the lapse of restrictions on such shares, and any attempt at action in contravention of this Section shall be null and void. If any Participant should attempt to dispose of or encumber his or her shares issued pursuant to an Award prior to the lapse of the restrictions imposed on such shares, his or her interest in such shares shall terminate.

          7.4  EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH ON AWARDS.  If,
               ------------------------------------------------------
prior to the lapse of restrictions applicable to Awards, the Participant ceases to be an employee of the Company or the Related Companies for any reason, Awards to such Participant, as to which restrictions have not lapsed, shall be forfeited to the Company, effective on the date of the Participant's termination of employment. The Board of Directors shall have the sole power to decide in each case to what extent leaves of absence shall be deemed a termination of employment.


SECTION 8.  PERFORMANCE OBJECTIVES
---------   ----------------------

          The Committee may, in its discretion, designate any Plan Benefit that is subject to the achievement of performance conditions as a performance-based Plan Benefit subject to this Section 8, in order to qualify such Plan Benefit as "qualified performance-based compensation" as described in Treas. Reg. (S)1.162-27(e) (or any successor regulation). The performance objectives for a Plan Benefit subject to this Section 8 shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 8. Such performance objectives shall be objective and shall otherwise meet the requirements of
Section 162(m)(4)(C) of the Code and regulations thereunder. Business criteria used by the Committee in establishing such performance objectives shall be selected exclusively from among the following:

         (1)  Pre-tax income;
         (2)  Operating profit;
         (3)  Return to stockholders;
         (4)  Return on equity;
         (5)  Earnings per share;
         (6)  Revenues and revenue growth;
         (7)  Cash flow
         (8) Company-created income (for example, income due to Company-initiated cost reductions or productivity improvements)
         (9)  Stock price; and/or
         (10) Strategic business criteria, consisting of one or more objectives based on region or center performance compared to budget, meeting specified revenue, market penetration, business expansion goals, cost targets, and goals relating to affiliations, joint ventures, acquisitions and divestitures.

          The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Achievement of performance objectives with respect to such Plan Benefits shall be measured over such periods as the Committee may specify. Performance objectives may differ for such Plan Benefits to different Participants. The Committee shall specify the weighing to be given to each performance objective for purposes of determining the final amount payable with respect to any such Plan Benefit. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with a Plan Benefit subject to this Section 8, but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be in writing. Any Plan Benefit designated as performance-based pursuant to this
Section 8 shall be granted only by the Committee, and the Committee may not delegate any responsibility with respect to a Plan Benefit subject to this
Section 8.

SECTION 9.  REQUIREMENTS OF LAW
---------   -------------------

          9.1  VIOLATIONS OF LAW.  No shares shall be issued and delivered upon
               -----------------
exercise of any Option or the making of any Award or the payment of any SAR unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. Each Participant may, by accepting Plan Benefits, be required to represent and agree in writing, for himself or herself and for his or her transferees by will or the laws of descent and distribution, that the stock acquired by him, her or them is being acquired for investment. The requirement for any such representation may be waived at any time by the Board of Directors.

          9.2  COMPLIANCE WITH RULE 16b-3.  The intent of this Plan is to
               ---------------------------
qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board of Directors and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board of Directors may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.


SECTION 10.  RECAPITALIZATION
----------   ----------------

          In the event that dividends are payable in Common Stock of the Company or in the event there are splits, sub-divisions or combinations of shares of Common Stock of the Company, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any Option previously granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price, and the number of shares to which granted SARs relate shall be increased or decreased proportionately, as the case may be, and the grant price of such SARs shall be decreased or increased proportionately, as the case may be.


SECTION 11.  CHANGE IN CONTROL AND REORGANIZATION
----------   ------------------------------------

               (a) For purposes of this Plan, a "Change in Control" shall mean
     (i) the acquisition by a third person, including a "person" as defined in
     Section 13(d)(3) of the Exchange Act, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of the directors of the Company; or (ii) as the result of, or in connection with, any tender or exchange offer, merger, consolidation or other business combination, sale of assets or one or more contested elections, or any combination of the foregoing transactions, the persons who were directors of the Company shall cease to constitute a majority of the Board of the Company. In the event of a Change in Control of the Company, except as the Board of Directors may expressly provide otherwise at the time of the Change in Control or in a Participant's agreement governing an Option, Award or SAR, (i) vesting of Options and SARs shall accelerate such that (1) upon the Change in Control, the Participant would be entitled to exercise his or her Options and/or SARs to the extent of 50% of the number of shares not otherwise exercisable at the time of the Change in Control, (2) beginning six months after the Change in Control, the Participant would be entitled to exercise his or her Options and/or SARs to the extent of an additional 25% of the number of shares not otherwise exercisable at the time of the Change in Control, and
     (3) beginning eighteen months after the Change in Control, the Participant would be entitled to exercise his or her Options and/or SARs to the extent of an additional 25% of the number of shares not otherwise exercisable at the time of the Change in Control; in each case, unless such Options and/or SARs would vest sooner pursuant to the terms of their original grant, in which case they shall vest at such earlier date, but in no event will Options or SARs vest prior to six months from the date of grant; and (ii) a Participant who is an officer of the Company (including the controller) who is terminated other than for cause or who resigns because of a significant diminution of his or her duties and responsibilities, in either case within 180 days before a Change in Control or within eighteen months after a Change in Control and in conjunction with such Change in Control, shall be entitled to exercise his or her Options and/or SARs to the extent of 100% of the number of shares covered thereby. For purposes of this Plan, "cause" shall mean (x) conviction of a felony, (y) commission of an act of fraud or embezzlement against the Company or the commission of any other action with the intent to injure the Company, and (z) material misconduct in the performance of the Participant's duties or any material neglect of his or her duties to the Company.

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

               (b) In the case of any tender or exchange offer, merger, consolidation or other business combination or sale of all or substantially all of the assets of the Company, which does not constitute a Change in Control, or in the case of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall, as to outstanding Plan Benefits, (i) make appropriate provision for the protection of any such outstanding Plan Benefits by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of Common Stock of the Company; provided only that the excess of the aggregate fair market value of the shares subject to the Plan Benefits immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Plan Benefits immediately before such substitution over the purchase price thereof, (ii) upon written notice to the Participants, provide that all unexercised Plan Benefits must be exercised within a specified number of days of the date of such notice or such Plan Benefits will be terminated, or (iii) upon written notice to the Participants, provide that the Company or the merged, consolidated or otherwise reorganized corporation shall have the right, upon the effective date of any such merger, consolidation, sale of assets or reorganization, to purchase all Plan Benefits held by each Participant and unexercised as of that date at an amount equal to the aggregate fair market value on such date of the shares subject to the Plan Benefits held by such Participant over the aggregate purchase or grant price therefor, such amount to be paid in cash or, if stock of the merged, consolidated or otherwise reorganized corporation is issuable in respect of the shares of the Common Stock of the Company, then, in the discretion of the Board of Directors, in stock of such merged, consolidated or otherwise reorganized corporation equal in fair market value to the aforesaid amount. In any such case the Board of Directors shall, in good faith, determine fair market value and may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.


SECTION 12.  NO SPECIAL EMPLOYMENT RIGHTS
----------   ----------------------------

          Nothing contained in the Plan or in any Plan Benefit documentation shall confer upon any Participant receiving a grant of any Plan Benefit any right with respect to the continuation of his or her employment by the Company (or any Related Company) or interfere in any way with the right of the Company (or any Related Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of any Plan Benefit. Whether an authorized leave of absence or absence in military or government service shall constitute termination of employment shall be determined by the Board of Directors, in accordance with any applicable laws.

SECTION 13.  AMENDMENT OF THE PLAN
----------   ---------------------

          The Board of Directors may at any time and from time to time suspend or terminate all or any portion of the Plan or modify or amend the Plan in any respect. The termination or any modification or amendment of the Plan shall not, without the consent of a recipient of any Plan Benefit, affect his or her rights under any Plan Benefit previously granted. With the consent of the affected Participant, the Board of Directors may amend outstanding agreements relating to any Plan Benefit in a manner not inconsistent with the Plan. The Board of Directors hereby reserves the right to amend or modify the terms and provisions of the Plan and of any outstanding Options to the extent necessary to qualify any or all Options under the Plan for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, provided, however, that the consent of a Participant is required if such amendment or modification would cause unfavorable income tax treatment for such Participant.


SECTION 14.  WITHHOLDING
----------   -----------

          The Company's obligation to deliver shares of stock upon the exercise of any Option or SAR or the granting of an Award and to make payment upon exercise of any SAR shall be subject to the satisfaction by the Participant of all applicable federal, state and local income and employment tax withholding requirements.


SECTION 15.  EFFECTIVE DATE AND DURATION OF THE PLAN
----------   ---------------------------------------

          15.1  EFFECTIVE DATE.  The Plan shall become effective as of January
                --------------
16, 1998 (the date of approval of the Plan by the Board of Directors), subject to approval of the Plan by the stockholders of the Company.

          15.2  DURATION.  Unless sooner terminated in accordance with Section
                --------
13 hereof, the Plan shall terminate upon the earlier of (i) the tenth anniversary of the effective date or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to any Awards or the exercise or cancellation of Options and SARs granted hereunder. If the date of termination is determined under (i) above, then Plan Benefits outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Plan Benefits.

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

SECTION 16.  GOVERNING LAW
----------   -------------

      The Plan and all actions taken thereunder shall be governed by the laws of the State of Delaware.

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